EXHIBIT 10t2

                        AMENDMENT TO SEVERANCE AGREEMENT

                  This AMENDMENT effective as of January 1, 1995 to the Severance Agreement (the "Agreement") dated as of March 1, 1988 between AMERICAN BRANDS, INC., a Delaware corporation (the "Company"), and THOMAS C. HAYS (the "Executive")

                             W I T N E S S E T H :

                  WHEREAS, the Company and the Executive entered into the Agreement in order to provide severance benefits in the event of termination of employment; and

                  WHEREAS, the Company and the Executive desire to amend the Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the premises and to further assure the retention of the Executive in the employ of the Company after the date of this Amendment to Severance Agreement, the parties hereto do hereby agree as follows:

                  1. Section 2(b)(ii)(B) of the Agreement is hereby amended in its entirety as follows:

         "(B) the lesser of the number three and the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date (as defined in the Retirement Plan for Employees and Former Employees of American Brands, Inc. (the "Retirement Plan"))."

                  2. Section 2(c) of the Agreement is hereby amended by changing "two-year period" in each place it appears therein to "three-year period".

                  3. Section 2(d) of the Agreement is hereby amended in its entirety as follows:

                  "(d) If the Company shall terminate the Executive's employment other than for Disability or Cause, then in addition to the retirement benefits to which the Executive is entitled under the Retirement Plan, the Supplemental Plan and any other defined benefit pension plan maintained by the Company or any affiliate, and any other program, practice or arrangement of the Company or any affiliate to provide the Executive with a defined pension benefit after termination of employment, and any successor plans thereto (all such plans being collectively referred to herein as the "Pension Plans"), the Company shall pay the Executive monthly beginning at the date that payments commence under the Retirement Plan an amount equal to the excess of (i) over (ii) below where

                            (i) equals the sum of the aggregate monthly amounts
                  of pension payments (determined as a straight life annuity) to which the Executive would have been entitled under the terms of each of the Pension Plans in which he was an active participant (without regard to any amendment made subsequent to the date hereof which adversely affects in any manner the computation of the Executive's benefits) determined as if he were fully vested thereunder and had accumulated three additional years (or, if less, the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement Date) of Service thereunder (subsequent to his Termination Date) at his rate of Actual Earnings in effect on the date hereof plus any increases subsequent thereto, and where

                           (ii) equals the sum of the aggregate monthly amounts
                  of pension payments (determined as a straight life annuity) to which the Executive is entitled under the terms of each of the Pension Plans in which he was an active participant at the date hereof or subsequently.

         For purposes of clause (i), the amounts payable pursuant to Sections 2(b)(ii)(A)(1) and (2) and (2)(b)(ii)(B) shall be considered as part of the Executive's Actual Earnings and such amounts shall be deemed to represent three years (or, if less, the number of years (and fraction thereof) from the Termination Date to the Executive's Normal Retirement
         Date) of Actual Earnings for purposes of determining his highest consecutive five year average rate of Actual Earnings. The supplemental pension benefits determined under this Section 2(d) shall be payable by the Company to the Executive and his contingent annuitant, if any, or to the Executive's Surviving Spouse as a spouse's benefit if the Executive dies prior to commencement of benefits under this Agreement, in the same manner and for the same period as his pension benefits under the Supplemental Plan and shall be adjusted actuarially to reflect payment in a form other than a straight life annuity. Benefits hereunder which commence prior to age 60 shall be actuarially reduced to reflect early commencement to the extent, if any, provided in the Retirement Plan as if the Executive's Termination Date were an Early Retirement Date. All capitalized terms used in this Section 2(d) shall have the same meaning as in the Retirement Plan as in effect on the date hereof, unless otherwise defined herein or otherwise required by the context."

                  4. Section 2(j) of the Agreement is hereby amended in its entirety as follows:

                  "(j) Notwithstanding any other provision of this Agreement,
         (a) any amount otherwise payable to the Executive pursuant to the agreement dated October 27, 1987 between the Company and the Executive, as amended, shall be reduced by the amount of any payments made by the Company to the Executive under this Section 2, (b) any amount otherwise payable to the Executive pursuant to the agreement effective as of January 1, 1995 between the Company and the Executive providing for additional retirement benefits in the event of termination of the Executive's employment under certain circumstances shall be reduced by the amount of any payments made by the Company to the Executive under
         Section 2(d) of this Agreement, and (c) any benefits to which the Executive is entitled under the Company's severance pay program covering salaried employees generally shall be reduced by benefits paid under Section 2(b)(ii) of this Agreement."

                  IN WITNESS WHEREOF, the Company has caused this Amendment to Severance Agreement to be signed by its officer thereunto duly authorized and its seal to be hereunto affixed and attested and the Executive has hereunto set his hand as of the 28th day of November, 1994.

                                                   AMERICAN BRANDS, INC.

                                                   By   Steven C. Mendenhall
                                                        --------------------
(Corporate Seal)                                        Steven C. Mendenhall
                                                        Vice President and
ATTEST:                                                 Chief Administrative
                                                        Officer
Louis F. Fernous, Jr.
---------------------
Secretary

                                                    Thomas C. Hays
                                                    --------------
                                                    Thomas C. Hays




Subscribed and sworn to before me, a Notary Public in and for the County of Fairfield and the State of Connecticut, this 27th day of December 1994.

                                                           Gail D. Morgan
                                                           --------------
                                                           Notary Public





NY2:25128.01